                                                                   Exhibit 10.9


(LOGO)             (HAYWARD POOL PRODUCTS, INC. LETTERHEAD)




                                                               January 10, 2000



Super Vision International, Inc.
2442 Viscount Row
Orlando, Florida 32809

                  Attention:  President

Dear Sir:

         Reference is hereby made to: (i) the Distributorship Agreement dated as of September 25, 1996 (the "Distributorship Agreement") between Super Vision International, Inc. (the "Corporation") and Hayward Pool Products, Inc. (the "Distributor"); and (ii) the Warrant Certificate dated as of September 25, 1996 (the "Warrant") issued by the Corporation to Hayward Industries, Inc. with respect to the right, in accordance with the terms set forth therein, to purchase up to 249,480 shares of the class A common stock, $.001 par value, of the Corporation. Capitalized terms used herein, and not otherwise defined herein shall have the meanings ascribed to them in the Distributorship Agreement and the Warrant, respectively. This letter shall confirm our agreement that:

         (i) all obligations of the Distributor under the Distributorship Agreement with respect to the Minimum Purchase Commitment for the period of December 27, 1998 through December 25, 1999 are hereby waived by the Corporation and, in addition, deemed satisfied by the Corporation for all purposes under Section 3.3 of the Distributorship Agreement;

         (ii) any and all claims of the Corporation with respect to the amount of Products purchased by the Distributor during the period of December 27, 1998 through December 25, 1999 are hereby released;

         (iii)  the Distributorship Agreement shall be amended as follows:

                (A)  The following sub-paragraph (c) shall be added to
         Section 3.3 of the Distributorship Agreement after sub-paragraph (b) thereof:

                     (c) It is hereby understood and agreed that the Distributor shall be entitled to a credit (the "Credit") towards satisfaction of each Minimum Purchase Commitment in an amount equal to the product obtained by multiplying: (a) the number of units of any of the Lighting






                         A HAYWARD INDUSTRIES COMPANY

                Strips (as hereinafter defined) directly sold by the Corporation to and users in the Exclusive Market during the relevant period by (b) the purchase price therefor that the Distributor would have been entitled to purchase such Lighting Strips from the Corporation calculated in accordance with
                Section 3.2(a) hereof so as to provide to the Distributor a gross margin of 25% (determined in accordance with generally accepted accounting principles) based upon competitive selling prices to the Distributor's customers reasonably calculated. Within fifteen days of the end of each of the Distributor's fiscal year periods during the term of this Agreement, the Corporation shall provide to the Distributor a written itemization of the number of units of such Lighting Strips directly sold to and users in the Exclusive Market by the Corporation during the relevant period and a detailed calculation of the amount of the Credit which the Distributor is entitled to with respect to the preceding fiscal year of the Distributor. Such itemization and calculation shall be subject to the verification and confirmation of the Distributor which shall not be unreasonably withheld.


                (B) The following shall be added to Section 3.12 of the Distributorship Agreement:

                     Notwithstanding any provisions contained in this Agreement or this Section 3.12 to the contrary, the parties understand and agree that: (i) the Corporation shall be permitted to directly market, sell and distribute, to end users in the Exclusive Market, its sheet flow waterfall products, the rights of which were acquired by the corporation in connection with its acquisition of Oasis Falls International, Inc. on October 19, 1999 (collectively, the "Waterfall Products"), as well as fiber optic lighting strips (in lengths not greater than are necessary to illuminate the relevant Waterfall Product) which are utilized solely to illuminate any of such Waterfall Products (collectively, the "Lighting Strips"); and (ii) such direct marketing, selling and distribution shall not be considered a breach of the terms of this Agreement or this Section 3.12. It is further understood and agreed that such Waterfall Products (and the accompanying Lighting Strips) shall initially not be considered covered by this Agreement as one of the Products provided, however, upon thirty (30) days prior written notice delivered from the Distributor to the Corporation any time during the term of this Agreement, the Distributor shall have the right to have any or all of the Waterfall Products or the accompanying Lighting Strips covered by this Agreement as one of the Products. It is understood and agreed that in the event the Distributor elects to have any or all of the Waterfall Products or the accompanying Lighting Strips covered by the Distributorship Agreement as one of the

         Products: (a) the purchase price to the Distributor therefor, f.o.b. the Corporation's facility in Orlando, Florida, shall, in accordance with Section 3.2(a) hereof, initially be determined by the parties in good faith so as to provide to the Distributor a gross margin of 25% (determined in accordance with generally accepted accounting principles) based upon competitive selling prices to the Distributor's customers reasonably calculated; and (b) all of the Distributor's rights to have any or all of the Waterfall Products and the accompanying Lighting Strips covered by this Agreement as one of the Products shall be on an exclusive basis (subject to the Corporation's rights under this Section 3.12 to directly market, sell and distribute the Waterfall Products and the accompanying Lighting Strips to end users in the Exclusive Market).

         ; and

                (C) The following Section 3.14 shall be added to the Distributorship Agreement after Section 3.13:

                     3.14  Right of First Refusal

                     Subject to the terms and conditions of this Section 3.14, the Corporation hereby grants to the Distributor and the Distributor hereby accepts from the Corporation, the right of first refusal to purchase the Corporation's rights in and to the Waterfall Products and the accompanying Lighting Strips, or any of them, in the circumstances and pursuant to the procedures hereafter described in this Section
         3.14. If the Corporation desires to sell any or all of its interest in the Waterfall Products and the accompanying Lighting Strips, or any of them, pursuant to a bona-fide offer therefor, the Corporation shall give the Distributor written notice thereof, which notice shall set forth in reasonable detail the terms of such bona-fide offer. In the event the Distributor shall desire to purchase any or all of the Corporation's interest in the Waterfall Products and the accompanying Lighting Strips, or any of them, upon the terms and subject to the conditions contained in such notice, the Distributor shall, within fifteen (15) days from its receipt of the notice from the Corporation, confirm in writing to the Corporation its acceptance of such terms, whereupon the parties shall expeditiously as possible proceed with such transaction. In the event that the Distributor shall fail to confirm such acceptance to the Corporation within such 15 day period, the Corporation shall be free to sell any or all of its interest in the Waterfall Products and the accompanying Lighting Strips, or any of them, free of the restrictions of this Section 3.14;

         (iv) sub-paragraphs (c), (d) and (e) of the first Paragraph of the Warrant are hereby in their entirety and the following inserted in lieu thereof:

                (c) shall not be entitled to exercise in excess of 40% of the Warrants originally evidenced hereby prior to the satisfaction by the Distributor of the third Minimum Purchase Commitment (in the manner set forth under Section 3.3 of the Distributorship Agreement but with reference to "December 29, 2001" in lieu of "December 25, 1999") or satisfaction of any deficiency with respect thereto in the manner thereunder provided (provided, however, that, in addition to all other Warrants otherwise exercisable after giving effect to sub-paragraphs
         (a) and (b) immediately preceding, the registered holder hereof shall be entitled, at any time prior to the tenth anniversary of the Issuance Date, to exercise a number of Warrants in each case calculated as the product obtained by multiplying: (x) 20% of the Warrants originally evidenced hereby by (y) the portion (expressed as a fraction) of any deficiency by the Distributor in satisfying the third Minimum Purchase Commitment existing as of December 25, 1999 and satisfied at the time of such calculation but in no event later than December 31, 2001), and

                (d) shall not be entitled to exercise in excess of 60% of the Warrants originally evidenced hereby prior to the later of the fourth anniversary hereof and the satisfaction by the Distributor of the fourth Minimum Purchase Commitment (in the manner set forth under Section 3.3 of the Distributorship Agreement) or satisfaction of any deficiency with respect thereto in the manner thereunder provided, and

                (e) shall not be entitled to exercise in excess of 80% of the Warrants originally evidenced hereby prior to the later of the fifth anniversary hereof and the satisfaction by the Distributor of the fifth Minimum Purchase Commitment (in the manner set forth under Section 3.3 of the Distributorship Agreement) or satisfaction of any deficiency with respect thereto in the manner thereunder provided.

         ; and

         (v) Except as amended in this letter, the terms and provisions of the Distributorship Agreement and the Warrant shall remain in full force and effect.

         If the foregoing accurately reflects our agreement, please so indicate by executing the enclosed counterpart of this letter in the space below provided and returning such executed counterpart to us.

                                             Very truly yours,

                                             HAYWARD POOL PRODUCTS, INC.

                                             By: /s/ Charles Whipple
                                                -------------------------------
                                                     Charles Whipple
                                                     Vice President - Marketing
                                                       and Sales


                                             HAYWARD INDUSTRIES, INC.

                                             By: /s/ James D. Krugman
                                                -------------------------------
                                                     James D. Krugman
                                                     President


AGREED TO AND ACCEPTED this
______ day of January, 2000

SUPER VISION INTERNATIONAL, INC.



By: /s/ Brett Kingstone
   -----------------------------
        Brett Kingstone
        President